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                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 7, 1997 relating to the consolidated statements of operations, of shareholders deficit, and of cash flows, of Alphatec USA, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
San Jose, California
April 8, 1998